UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Non-union employees of YRC Worldwide Inc. (the “Company”) and its subsidiaries participate in multiple retirement and pension plans, which include, among others, the Roadway LLC Pension Plan and the Yellow Corporation Pension Plan that were frozen to new participants on January 1, 2004. As previously announced, the Company plans to move to a common benefits platform across its multiple operating units. The Company is in the process of designing a new defined contribution retirement plan for non-union employees that is expected to be effective January 1, 2009.

As part of the plan to move to a common benefits platform, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved amendments to freeze benefit accruals on and after July 1, 2008 for non-union participants in the Roadway LLC Pension Plan and Yellow Corporation Pension Plan. As a result of these amendments, the supplemental pension benefits of certain executives under the YRC Worldwide Inc. Supplemental Executive Pension Plan and YRC Worldwide Inc. Transferred Executives’ Supplemental Retirement Plan were also frozen, effective July 1, 2008. As a result of the amendment to the Yellow Corporation Pension Plan to freeze benefit accruals, the supplemental retirement benefits to which William D. Zollars, our Chairman of the Board, President and Chief Executive Officer, is entitled to receive pursuant to the terms of his employment agreement were also frozen, effective July 1, 2008. As with other impacted employees, the Committee expects that it will consider a replacement supplemental retirement benefit for Mr. Zollars due to the unilateral impact of the pension benefit freeze on the retirement benefit in his employment agreement. Mr. Zollars’ employment agreement was previously filed as Exhibit 10.2 to our Current Report on Form 8-K, filed January 26, 2006.

In addition, the amendment to the Roadway LLC Pension Plan contains a clarifying amendment to correct the definition of “Average Annual Compensation” used to compute a participant’s benefit for plan years beginning on or after January 1, 2008 that was approved in connection with Amendment No. 2 to the Roadway LLC Pension Plan.

A copy of the amendments to the pension plans described above are included with this Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of the amendments.

Item 7.01.	Regulation FD Disclosure.

The Company expects to have a net curtailment gain in the third quarter of 2008, subject to final actuarial analysis, as a result of the pension plan amendments described under Item 5.02 above to freeze benefit accruals, effective July 1, 2008. This curtailment gain is separate from the curtailment gain that the Company announced on June 17, 2008 in connection with the Company’s update of its guidance for the second quarter of 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 to Roadway LLC Pension Plan

10.2	Amendment No. 3 to Yellow Corporation Pension Plan

10.3	Amendment to YRC Worldwide Inc. Supplemental Executive Pension Plan

10.4	Amendment to YRC Worldwide Inc. Transferred Executives’ Supplemental Retirement Plan

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word “expected” and similar expressions are intended to identify forward-looking statements.

The Company’s expectation regarding the effective date of a new retirement plan is only its expectations regarding the timing of implementing a new retirement plan. The Company and the Committee are finalizing the design of a new retirement plan. The effective date of the new retirement plan could vary from the expected date disclosed in this Form 8-K.

The Company’s expectation regarding the net curtailment gain related to the benefit accrual freeze under the Company’s pension plans is only its expectations regarding the net curtailment gain. The Company’s actuaries are finalizing their analysis of the benefit accrual freeze under the Company’s pension plans. Whether the Company has curtailment gain, and the magnitude of any curtailment gain, will be determined after the Company’s actuaries finalize their analysis of the financial statement impact of the benefit accrual freeze under the Company’s pension plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: July 8, 2008	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to Roadway LLC Pension Plan

10.2	Amendment No. 3 to Yellow Corporation Pension Plan

10.3	Amendment to YRC Worldwide Inc. Supplemental Executive Pension Plan

10.4	Amendment to YRC Worldwide Inc. Transferred Executives’ Supplemental Retirement Plan